J.P. MORGAN CHASE & CO.	EXHIBIT 99.2
RECONCILIATION OF CERTAIN NON-GAAP MEASURES (in millions)

						1QTR 2003
						Over (Under)
	1QTR	4QTR	3QTR	2QTR	1QTR
	2003	2002	2002	2002	2002	4Q 2002	1Q 2002

Shareholder Value Added
Net Income	$1,400	$(387)	$40	$1,028	$982	NM	43%
Impact of Merger and Restructuring Costs and Special Items	—	1,117	285	151	168	NM	NM
Impact of Pre-SFAS 142 Goodwill Amortization	NA	NA	NA	NA	NA	NA	NA

Operating Earnings	1,400	730	325	1,179	1,150	92%	22
Less: Preferred Dividends	13	12	13	13	13	8	—

Adjusted Operating Earnings	1,387	718	312	1,166	1,137	93	22
Less: Cost of Capital (a)	1,239	1,269	1,276	1,223	1,196	(2)	4

Total Shareholder Value Added	$148	$(551)	$(964)	$(57)	$(59)	NM	NM

Average Managed Assets
Average Assets	$778,238	$755,166	$724,366	$734,946	$718,646	3%	8%
Average Credit Card Securitizations	31,834	30,556	28,348	25,289	21,765	4	46

Average Managed Assets	$810,072	$785,722	$752,714	$760,235	$740,411	3	9

[Additional columns below]

[Continued from above table, first column(s) repeated]

				2002
	FULL YEAR			Over (Under)

	2002	2001	2000	2001

Shareholder Value Added
Net Income	$1,663	$1,694	$5,727	(2)%
Impact of Merger and Restructuring Costs and Special Items	1,721	1,715	200	—
Impact of Pre-SFAS 142 Goodwill Amortization	NA	393	249	NA

Operating Earnings	3,384	3,802	6,176	(11)
Less: Preferred Dividends	51	66	96	(23)

Adjusted Operating Earnings	3,333	3,736	6,080	(11)
Less: Cost of Capital (a)	4,964	4,983	4,341	—

Total Shareholder Value Added	$(1,631)	$(1,247)	$1,739	(31)

Average Managed Assets
Average Assets	$733,357	$735,973	$676,805	—%
Average Credit Card Securitizations	26,519	17,975	18,775	48

Average Managed Assets	$759,876	$753,948	$695,580	1

(a)	A 12% (after-tax) cost of capital, based on average economic capital, is used for the Firm. To derive shareholder value added for the business segments, a 12% (after-tax) cost of capital is applied for each business segment, except for JPMorgan Partners, which is charged a 15% (after-tax) cost of capital.